Filed Pursuant to Rule 424(b)(5)
Registration No. 333-250893

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 3, 2020)

CBAK ENERGY TECHNOLOGY, INC.

8,939,976 Shares of Common Stock

Series A-2 Warrants to Purchase up to 2,234,992 Shares of Common Stock

Series B Warrants to Purchase up to 4,469,988 Shares of Common Stock

2,234,992 Shares of Common Stock Issuable upon Exercise of the Series A-2 Warrants

4,469,988 Shares of Common Stock Issuable upon Exercise of the Series B Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering to certain investors 8,939,976 shares (the “Shares”) of common stock, par value $0.001 per share, of CBAK Energy Technology, Inc. (the “Company,” “we,” “us” or “our”) at a price of $7.83 per share. In this registered direct offering, the investors will also receive: (i) the Series A-2 warrants to purchase up to 2,234,992 shares of common stock, at a per share exercise price of $7.67 and exercisable for 45 months from the date of issuance (the “Series A-2 Warrants”), and (ii) the Series B warrants to purchase a total of 4,469,988 shares of common stock, at a per share exercise price of $7.83 and exercisable for 90 days from the date of issuance (the “Series B Warrants”). In a concurrent private placement, we are selling to the same investors the Series A-1 warrants to purchase a total of 4,469,988 shares of common stock, at a per share exercise price of $7.67 and exercisable for 42 months from the date of issuance (the “Series A-1 Warrants”). The Series A-1 Warrants and our common stock issuable upon the exercise of such warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Series A-1 Warrants, Series B Warrants and Series A-2 Warrants are collectively referred to as the “Investors Warrants.”

In connection with this offering, we will also issue, as additional compensation, to FT Global Capital, Inc., our exclusive placement agent, warrants to purchase up to 5% of the Shares placed in this offering, or 446,999 shares of our common stock, at an exercise price of $9.204 per share, which warrants are being offered in the concurrent private placement (the “Placement Agent Warrants,” and together with the Investors Warrants, the “Warrants”).

Our common stock trades on the NASDAQ Capital Market under the symbol “CBAT.” The last reported sale price of our common stock on the NASDAQ Capital Market on February 5, 2021 was $8.12 per share. There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange. As of January 25, 2021, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $419,065,066 based on 79,166,043 shares of outstanding common stock, of which 29,513,784 shares were held by affiliates as of such date, and a price of $8.44 per share, which was the last reported sale price of our common stock as quoted on the NASDAQ Capital Market on January 25, 2021.

	Per Unit	Total
Public offering price	$7.83	$70,000,012.00
Placement agent fees	$0.47	$4,200,000.72
Proceeds, before other expenses, to us	$7.36	$65,800,011.28

We have retained FT Global Capital, Inc. to act as the exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number of dollar amount of securities. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement for more information regarding these arrangements and compensation to be paid to the placement agent. We estimate the total expenses of this offering, excluding the placement agency fees and cost reimbursements, will be approximately $0.23 million. Since there is no minimum offering amount required in this offering, the actual offering amount, the placement agent fees and net proceeds to us, if any, in this offering may be less than the total amounts set forth above. We are not required to sell any specific number or dollar amount of the securities offered in this offering, but the placement agent will use its reasonable efforts to arrange for the sale of all of the securities offered.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any states securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the securities offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about February 10, 2021, subject to customary closing conditions.

FT Global Capital, Inc.

The date of this prospectus supplement is February 8, 2021

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy the securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On November 23, 2020, we filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-3 (File No. 333-250893) utilizing a shelf registration process relating to the securities described in this prospectus supplement. The registration statement was declared effective on December 3, 2020. Under this shelf registration process, we have registered, among others, to sell, from time to time, up to $200,000,000 in the aggregate of common stock, debt securities, warrants and units. On December 9, 2020, we filed with the SEC a prospectus supplement pursuant to which we offered and sold to the investors an aggregate of 9,489,800 shares of our common stock together with warrants to purchase an aggregate of 3,795,920 shares of our common stock at a per share exercise price of $6.46 for gross proceeds of approximately $49.16 million, and as additional compensation, to FT Global Capital, Inc., our exclusive placement agent in that offering, warrants to purchase 379,592 shares of our common stock with a per share exercise price of $6.475.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and adds, updates and changes information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

This prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing. You should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.”

This prospectus supplement and the accompanying prospectus and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement and the accompanying prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

S-ii

FORWARD-LOOKING INFORMATION

This prospectus supplement contains “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements.

Any forward looking statements contained in this prospectus supplement, accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement or the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

S-iii

PROSPECTUS SUMMARY

This summary highlights information about us and the offering contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all the information that may be important to you. You should carefully read the entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, before making an investment decision, especially the information presented under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, and our financial statements and the notes to those financial statements, which are incorporated by reference, and the other financial information appearing elsewhere in or incorporated by reference into this prospectus supplement. See “Incorporation of Certain Information by Reference.” In this prospectus supplement, except as otherwise indicated or as the context otherwise requires, “the Company,” “we,” “our” and “us” refer to CBAK Energy Technology, Inc. and its subsidiaries.

CBAK ENERGY TECHNOLOGY, INC.

Company Overview

We are a manufacturer of new energy high power lithium batteries that are mainly used in light electric vehicles, electric vehicles, electric tools, energy storage, uninterruptible power supply (UPS) and other high-power applications.

We currently conduct our business through various operating subsidiaries located in China. We acquired most of our operating assets, including our customers, employees, patents and technologies from our former subsidiary BAK International (Tianjin) Ltd. We acquired these assets in exchange for a reduction in accounts receivable from our former subsidiaries that were disposed of in June 2014.

We generated revenues of $22.2 million and $24.4 million for the fiscal years ended December 31, 2019 and 2018, respectively, and revenues of $22.1 million and $17.5 million for the nine months ended September 30, 2020 and 2019, respectively. We had a net loss of $10.9 million and $2.0 million for the fiscal years ended December 31, 2019 and December 31, 2018, respectively, and had a net loss of $3.5 million and $6.9 million for the nine months ended September 30, 2020 and 2019, respectively. As of December 31, 2019, we had an accumulated deficit of $176.2 million and net assets of $13.7 million. As of September 30, 2020, we had an accumulated deficit of $179.7 million and net assets of $17.0 million. We had a working capital deficiency and accumulated deficit from recurring net losses and short-term debt obligations maturing in less than one year as of September 30, 2020.

Although the COVID-19 pandemic has caused disruptions to our operations, it has had limited adverse impacts on our operating results. Our revenue grew by $4.6 million, or 26% for the nine months ended September 30, 2020, compared to the same period of 2019, and our gross profit grew by $1.5 million, or 694% for the nine months ended September 30, 2020 compared to the same period of 2019. Meanwhile, our trade accounts and bills receivable increased by $10.9 million, or 136.8% as of September 30, 2020 compared to that as of December 31, 2019.

We report financial and operational information in one segment. Management, including the chief operating decision maker, reviews operating results solely by monthly revenue of li-ion rechargeable batteries (but not by sub product type or geographic area).

Corporate Information

We were incorporated in the State of Nevada on October 4, 1999. Our principal executive office is located at BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, Liaoning Province, People’s Republic of China 116450. Our telephone number is (+86)(411)3918-5985.

The following chart reflects our organizational structure as of the date of this prospectus supplement.

*	CBAK New Energy (Suzhou) Co., Ltd. (“CBAK Suzhou”) currently does not have any employees working locally. Since its lease expired in October 2019, CBAK Suzhou has stopped using the facilities located at its registered address. Some of its business has been transferred to our subsidiaries in Dalian and CBAK Suzhou’s remaining assets are temporarily stored in our facilities in Dalian. We plan to dissolve CBAK Suzhou in 2021.

THE OFFERING

Common Stock Offered by Us	8,939,976 Shares

Offering Price Per Share	$7.83

Warrants Offered by Us	Includes (i) the Series B Warrants to purchase a total of 4,469,988 shares of common stock, at a per share exercise price of $7.83 and exercisable for 90 days from the date of issuance and (ii) the Series A-2 Warrants to purchase up to 2,234,992 shares of common stock, at a per share exercise price of $7.67 and exercisable for 45 months from the date of issuance. In a concurrent private placement, we are selling to the investors the Series A-1 Warrants to purchase a total of 4,469,988 shares of common stock, at a per share exercise price of $7.67 and exercisable for 42 months from the date of issuance.

Common Stock Outstanding Immediately Before the Offering*	79,166,043 shares

Common Stock to be Outstanding Immediately After the Offering (assuming no exercise of the Warrants offered by us)*	88,106,019 shares

Market for the Shares and Warrants	Our common stock is traded on the Nasdaq Capital Market under the symbol “CBAT.” However, there is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange.

Use of Proceeds	We intend to use the net proceeds from this offering to expand our business, develop new battery models, enhance our manufacturing capabilities, repay some of our outstanding debts and fund any additional working capital needs. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 3 of the accompanying prospectus and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Transfer Agent and Registrar	Securities Transfer Corporation

*	The number of shares of our common stock to be outstanding after this offering is based on 79,166,043 shares of common stock outstanding on February 5, 2021.

The number of our common stock outstanding immediately before and immediately after this offering excludes:

●	up to 938,839 shares of common stock reserved for issuance and settlement of outstanding restricted share units of the Company, which were granted to our officers, directors and employees under our 2015 Equity Incentive Plan;

●	144,206 treasury shares of our common stock;

●	4,175,512 shares issuable upon the exercise of the warrants issued in the registered direct offering that closed on December 10, 2020;

●	11,621,967 shares issuable upon the exercise of the Warrants being offered in this offering; and

●	shares available for future issuance under our 2015 Equity Incentive Plan.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risks described below as well as the risks described in the section captioned “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019, and as updated by any document that we subsequently file with the SEC that is incorporated by reference in this prospectus supplement or the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus before you make a decision to invest in our securities. If any of such risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Information.”

RISKS RELATED TO THIS OFFERING

If the COVID-19 pandemic is not effectively controlled in a short period of time, our business operation and financial condition in the long-term may be materially and adversely affected as a result of any slowdown in economic growth, operation disruptions or other factors that we cannot predict.

The spread of the novel coronavirus (“COVID-19”), which was declared a pandemic by the World Health Organization in March 2020, has caused different countries and cities to mandate curfews, including “shelter-in-place” and closures of most non-essential businesses as well as other measures to mitigate the spread of the virus. All of our operating subsidiaries are located in China. All of our employees and substantially all of our customers and suppliers are also located in China. The pandemic caused disruptions to our operations during the first quarter of 2020 and our business and operations fully resumed during the second quarter of 2020. However, the extent of the long-term adverse impact of COVID-19 on our business and operations is highly uncertain and depends on several factors, such as the duration, severity, and geographic spread of the pandemic, development of the testing and treatment and stimulus measures of the government, all of which are out of our control.

Given the uncertainty of the outbreak, the spread of COVID-19 may be prolonged and worsened, and we may be forced to scale back or even suspend our operations. As COVID-19 spreads outside China, the global economy is suffering a noticeable slowdown. As this outbreak persists, commercial activities throughout the world have been curtailed with decreased consumer spending, business operation disruptions, interrupted supply chain, difficulties in travel and reduced workforces. The duration and intensity of disruptions resulting from the COVID-19 outbreak is uncertain. It is unclear as to when the outbreak will be contained, and we also cannot predict if the impact will be short-lived or long-lasting. The extent to which outbreak impacts our long-term financial results will depend on its future developments. If the COVID-19 pandemic is not effectively controlled in a short period of time, our long-term business operation and financial condition may be materially and adversely affected as a result of any slowdown in economic growth, operation disruptions or other factors that we cannot predict.

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have considerable discretion in the application of the net proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase the price of our shares. The net proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

A large number of shares may be sold in the market following this offering, which may significantly depress the market price of our common stock.

The Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our Shares may be sold in the public market following this offering. If there are significantly more common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered common stock and sellers remain willing to sell the common stock.

If we fail to maintain compliance with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for trading our shares and make obtaining future debt or equity financing more difficult for us.

Our common stock is traded and listed on the NASDAQ Capital Market under the symbol “CBAT”, which was changed from “CBAK” on November 30, 2018. The common stock may be delisted if we fail to maintain certain NASDAQ listing requirements.

On February 20, 2020, we received notice from the Listing Qualifications Department of The NASDAQ Stock Market (“Nasdaq”) indicating that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share and as a result, the Company was no longer in compliance with the NASDAQ Listing Rule 5550(a)(2). We regained compliance with the minimum bid price rule on October 2, 2020.

We cannot assure you that the Company will continue to comply with the requirements for continued listing on the NASDAQ Capital Market in the future. If our common stock loses its status on the NASDAQ Capital Market, our common stock would likely trade in the over-the-counter market. If our shares were to trade on the over-the-counter market, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our common stock is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common stock, further limiting the liquidity of our common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock. Such delisting from the NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

If our common stock were delisted from NASDAQ, we may become subject to the trading complications experienced by “Penny Stocks” in the over-the-counter market.

Delisting from NASDAQ may cause our common stock to become subject to the SEC’s “penny stock” rules. The SEC generally defines a penny stock as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. One such exemption is to be listed on NASDAQ. Therefore, were we to be delisted from NASDAQ, our common stock may become subject to the SEC’s “penny stock” rules. These rules require, among other things, that any broker engaging in a purchase or sale of our securities provide its customers with: (i) a risk disclosure document, (ii) disclosure of market quotations, if any, (iii) disclosure of the compensation of the broker and its salespersons in the transaction, and (iv) monthly account statements showing the market values of our securities held in the customer’s accounts. A broker would be required to provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer’s confirmation. Generally, brokers are less willing to effect transactions in penny stocks due to these additional delivery requirements. These requirements may make it more difficult for shareholders to purchase or sell our common stock. Because the broker, not us, prepares this information, we would not be able to assure that such information is accurate, complete or current.

The market price of our common stock has been volatile, leading to the possibility that its value may be depressed at a time when you want to sell your holdings.

The market price of our common stock has been volatile, and this volatility may continue. From September 1, 2020 through February 5, 2021, the closing price of our common stock on the NASDAQ Capital Market has ranged from a high of $11.30 to a low of $0.66. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include, among others:

●	actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;

●	changes in financial estimates by us or by any securities analysts who might cover our share;

●	speculation about our business in the press or the investment community;

●	significant developments relating to our relationships with our customers or suppliers;

●	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry;

●	customer demand for our services and products;

●	investor perceptions of our industry in general and our company in particular;

●	the operating and share performance of comparable companies;

●	general economic conditions and trends;

●	major catastrophic events;

●	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;

●	changes in accounting standards, policies, guidance, interpretation or principles;

●	loss of external funding sources;

●	sales of our common stock, including sales by our directors, officers or significant shareholders;

●	additions or departures of key personnel; and

●	investor perception of litigation, investigation or other legal proceedings involving us or certain of our individual shareholders or their family members.

Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade. We cannot give any assurance that these factors will not occur in the future again. In addition, the securities market has, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also have a material adverse effect on the market price of our common stock. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. If we become involved in similar securities class action litigation in the future, it could result in substantial costs and diversion of our management’s attention and resources and could harm our stock price, business, prospects, financial condition and results of operations.

Techniques employed by short sellers may drive down the market price of our common stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, a number of targets of such efforts are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would vigorously defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations, and any investment in our common stock could be greatly reduced or even rendered worthless.

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the Warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited.

Holders of the Warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of any of the Warrants, you will have no rights with respect to our common stock as a stockholder. Upon exercise of any Warrants held, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the offering price of $7.83 per Share, if you purchase the Shares offered in this offering, you will suffer immediate and substantial dilution per Share in the net tangible book value of the common stock.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $65.49 million, after deducting placement agent fees and other estimated expenses of this registered direct offering payable by us. We will not receive any proceeds from the sale of common stock issuable upon exercise of the Warrants that we are offering unless and until such Warrants are exercised.

We intend to use the net proceeds from this offering to expand our business, develop new battery models, enhance our manufacturing capabilities, repay some of our outstanding debts and fund any additional working capital needs. Pursuant to the Securities Purchase Agreement we have entered into with the investors in this offering, we have, subject to certain exceptions, agreed not to use the proceeds of this offering to satisfy any indebtedness of the Company, to redeem or repurchase any of our outstanding securities, or to settle any outstanding litigation. We may segregate a small portion of the proceeds from this offering for the purpose of indemnification of the Placement Agent.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes.

CAPITALIZATION AND INDEBTEDNESS

 The following table sets forth our capitalization as of September 30, 2020:

●	on an actual basis;

●	on a pro forma basis to give effect to the issuance and sale of 9,489,800 shares of our common stock in a registered direct offering that closed on December 10, 2020; and

●	on a pro forma, as adjusted basis to give effect to the offering described above and the issuance and sale of 8,939,976 shares of our common stock at the offering price of $7.83 per share, after deducting placement agent fees and expenses and other estimated offering expenses payable by us.

The pro forma information is illustrative only. You should read this table in conjunction with our consolidated financial statements and the related notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information included in or incorporated by reference into this prospectus supplement and the accompanying base prospectus.

	As of September 30, 2020
	Actual		Pro Forma (i)		Pro Forma (ii)
		(unaudited)
		(in thousands of $)
Cash and Cash Equivalents		$1,299		$46,708		$112,198
Total Current Liabilities		$71,489		$71,489		$71,489
Stockholders’ Equity	$		$		$
Common stock $0.001 par value; 500,000,000 authorized; 53,220,902 issued and 53,076,696 outstanding as of December 31, 2019; 65,293,896 issued and 65,149,690 outstanding as of September 30, 2020		65		74		83
Donated Shares		14,102		14,102		14,102
Additional Paid-in Capital		186,513		231,913		297,394
Statutory Reserve		1,230		1,230		1,230
Accumulated Deficit		(179,690)		(179,690)		(179,690)
Accumulated Other Comprehensive Loss		(1,168)		(1,168)		(1,168)
Less: Treasury Shares		(4,067)		(4,067)		(4,067)
Total Stockholders’ Equity		$16,985		62,394		$127,884
Total Capitalization		$16,985		62,394		$127,884

(i)	This Pro Forma reflects the issuance and sale of 9,489,800 shares in the registered direct offering that closed on December 10, 2020.
(ii)	This Pro Forma reflects both the issuance and sale of 9,489,800 shares on December 10, 2020 and issuance and sale of 8,939,976 shares in this offering.

The information above is based on 65,293,896 shares of common stock issued and 65,149,690 outstanding as of September 30, 2020 excluding the following:

●	A total of 1,039,097 shares of common stock issued from October 1, 2020 up to February 5, 2021 to the Company’s lenders by converting an aggregate of $1,650,000 principal and $274,527 coupon interest of various promissory notes;

●	A total of 295,165 shares of common stock issued from October 1, 2020 up to February 5, 2021 to our employees upon vesting of 295,165 restricted share units granted to such employees pursuant to our 2015 Equity Incentive Plan;

●	3,192,291 shares of common stock issued to a creditor to cancel a debt of RMB72 million (approximately $11.17 million) to a subsidiary of the Company, under a cancellation agreement entered into on November 11, 2020;

●	up to 938,839 shares of common stock reserved for issuance and settlement of outstanding restricted share units of the Company, which were granted to our officers, directors and employees under our 2015 Equity Incentive Plan;

●	144,206 treasury shares of our common stock;

●	shares available for future issuance under our 2015 Equity Incentive Plan;

●	4,175,512 shares of common stock issuable upon exercise of the warrants issued in the registered direct offering that closed on December 10, 2020; and

●	11,621,967 shares of common stock issuable upon exercise of the Warrants being offered by this offering.

DESCRIPTION OF THE SECURITIES

In this registered direct offering, at a price of $7.83 per Share, we are selling 8,939,976 Shares, 2,234,992 Series A-2 Warrants and 4,469,988 Series B Warrants to certain institutional investors. In the concurrent private placement, we are also selling to the same investors, for no additional consideration, 4,469,988 Series A-1 Warrants and, as additional compensation, to FT Global Capital, Inc., our exclusive placement agent, the Placement Agent Warrants to purchase up to 446,999 shares of our common stock, at an exercise price of $9.204 per share.

We are offering the Shares, the Series B Warrants, Series A-2 Warrants and the common stock issuable upon the exercise of Serie B Warrants and Series A-2 Warrants pursuant to this prospectus supplement and the accompanying prospectus. The Series A-1 Warrants, the Placement Agent Warrants and the common stock issuable upon the exercise of the Series A-1 Warrants and the Placement Agent Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. Please refer to the section entitled “Private Placement Transaction” for a description of the concurrent private placement in connection with this registered direct offering.

Common Stock

A description of the Shares we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock,” starting on page 4 of the accompanying prospectus. As of February 5, 2021, we had 79,166,043 shares of common stock outstanding.

Investors Warrants

The material terms and provisions of the Warrants being offered are summarized below. The summary is subject to, and qualified in its entirety by reference to, the form of warrant which has been provided to each investor in this offering and has been filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering.

The Investors Warrants comprise the Series A-1 Warrants, the Series A-2 Warrants and the Series B Warrants. The Series A-1 Warrants are exercisable for a total of 4,469,988 shares of common stock at an initial per share exercise price of $7.67 and have a term of 42 months from the date of issuance. The Series B Warrants are exercisable for a total of 4,469,988 shares of common stock at an initial per share exercise price of $7.83 and have a term of 90 days from the date of issuance. The Series A-2 Warrants are exercisable for up to 2,234,992 shares of common stock at a per share exercise price of $7.67 and have a term of 45 months from the date of issuance. The exercise price of each series of the Investors Warrants is subject to customary adjustment in case of stock splits, stock dividends, stock combinations and similar recapitalization transactions.

The exercise price of each series of the Investors Warrants is also subject to full-ratchet anti-dilution adjustment in the case of future issuances or deemed issuances of shares of common stock below the applicable exercise price of the Investors Warrants then in effect, except for the issuance of any Excluded Securities as such term is defined in the Investors Warrants. However, without shareholder approval, the Investors Warrants’ exercise price should not be adjusted to be less than $7.67, which is the average closing price of the Company’s common stock for the five trading days immediately prior to February 8, 2021 (the “Floor Price”) and the Company may not issue any shares at a price less than the Floor Price except for the Excluded Securities during the term of the Investors Warrants.

Holders of the Investors Warrants may exercise their warrants to purchase shares of our common stock by delivering an exercise notice, appropriately completed and duly signed. Payment of the exercise price for the number of shares for which the warrant is being exercised is required to be delivered within one trading day after exercise of such a warrant. A holder of the Series A-1 Warrants and Series A-2 Warrants also will have the right to exercise such warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the issuance of all shares of common stock issuable upon exercise thereof.

The actual number of Series A-2 Warrants available for exercise is contingent on the amount of shares of common stock issued upon the investors’ exercises of Series B Warrants. In particular, the maximum shares of common stock into which Series A-2 Warrants are exercisable shall increase, on a share-by-share basis, by 50% of the aggregate number of shares of common stock issued to the investors in each exercise of Series B Warrants by the investors. If none of the Series B Warrants has been exercised within the term of the Series B Warrants (i.e., 90 days of the issuance date), all of the Series A-2 Warrants will expire on the same date as the Series B Warrants.

The Series A-1 Warrants, Series A-2 Warrants or Series B Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the applicable expiration date shall become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of an Investors Warrant.

Upon the holder’s exercise of an Investors Warrant, we will issue the shares of common stock issuable upon exercise of such warrant within two trading days of our receipt of notice of exercise.

Underlying Shares

The shares of common stock issuable on exercise of the Investors Warrants will be, when issued in accordance with the Investors Warrants, duly authorized, validly issued, fully paid and non-assessable. As of the closing of the registered direct offering and the concurrent private placement, we will have reserved from our duly authorized capital stock not less than 150% of the maximum number of shares of common stock issuable upon exercise of the Investors Warrants.

Fundamental Transaction

While the Investors Warrants are outstanding, we shall not enter into or be party to a fundamental transaction unless (i) the successor entity assumes in writing all of the obligations of the Company under the Investors Warrants and the other transaction documents in connection with this offering and (ii) the successor entity (including its parent entity) is a publicly traded company whose common stock is quoted on or listed for trading on an eligible market as defined in the Investors Warrants. Fundamental transactions, as defined in the Investors Warrants, generally include, but without limitation: (i) any consolidation or merger with or into another entity, (ii) the consummation of a transaction whereby another entity acquires more than 50% of our outstanding voting stock, or (iii) the sale of all or substantially all of our assets.

Additionally, in the event of a Change of Control (as such term is defined in the Investors Warrants), each holder of the Investors Warrants will have the right to require us, or our successor, to repurchase its Investors Warrants for an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of its Investors Warrants.

Limitations on Exercise

The exercisability of the Investors Warrants may be limited if, upon exercise, the holder and its affiliates would in aggregate beneficially own more than 4.99% or 9.99% of our common stock, which percentage shall be elected by the holder on or prior to the issuance date.

No Stockholder Rights

A holder of Investors Warrants will not possess any rights as a stockholder under such warrant until the holder exercises such warrant.

Company Optional Redemption Right

With respect to the Series A-1 Warrants and Series A-2 Warrants, if at any time after the 90th calendar day following the issuance date of such warrants, the closing bid price of our common stock is equal to or greater than $17.26 per share for a period of seven (7) consecutive trading days (the “Measuring Period”), if the Company satisfies certain Equity Conditions as such term is defined in the Investors Warrants and the aggregate dollar trading volume (as reported on Bloomberg) of our common stock on the Nasdaq Capital Market for each trading day during the Measuring Period exceeds $70 million per day, the Company can elect to redeem a portion or all of such warrants then outstanding at par value of our common stock, or $0.001 per share by sending a redemption notice in accordance with the procedures set forth in the warrants to such holders.

No Market for Investors Warrants

There is no established public trading market for the Investors Warrants, and we do not expect a market to develop. We do not intend to apply to list the Investors Warrants on any securities exchange. Without an active market, the liquidity of the Investors Warrants will be limited. In addition, in the event our common stock price does not exceed the per share exercise price of the Investors Warrants during the period when the Investors Warrants are exercisable, the Investors Warrants will not have any value.

Placement Agent Warrants

The Placement Agent Warrants have an exercise price of $9.204 per share and will be exercisable for a term of 36 months by the holders at any time commencing after six months from the date of issuance. The Placement Agent Warrants shall generally be on the same terms and conditions as the Investors Warrants, provided that the Placement Agent Warrants will not provide for certain anti-dilution protections included in the Investors Warrants.

PRIVATE PLACEMENT TRANSACTION

In the concurrent private placement, we will issue and sell to the same investors the Series A-1 Warrants to purchase up to an aggregate of 4,469,988 shares of common stock at an exercise price equal to $7.67 per share. In addition, as additional compensation to FT Global Capital, Inc. we will issue them the Placement Agent Warrants to purchase up to 446,999 shares of our common stock, at an exercise price of $9.204 per share.

The Series A-1 Warrants, the Placement Agent Warrants and the common stock issuable upon the exercise of the Series A-1 Warrants and the Placement Agent Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, investors may only sell common stock issued upon exercise of the Series A-1 Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The terms of the Series A-1 Warrants are substantially the same as those of the Series A-2 Warrants. For a detailed description of the Series A-1 Warrants and the Placement Agent Warrants, see the section entitled “Description of the Securities” beginning on page S-9.

Registration Rights Agreement

In connection with the concurrent private placement, we and the investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated February 8, 2021, pursuant to which, we granted registration rights to holders of registrable securities, which include the shares of common stock issuable upon the exercise of the Series A-1 Warrants and any capital stock of the Company issued or issuable with respect thereto.

Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement on Form S-3 (the “Form S-3”) covering the resale of all of the registrable securities or another form if a Form S-3 is unavailable for such a registration, within 30 days after the closing of the offering and cause the Form S-3 to be declared effective by the SEC by the earlier of (i) within 60 days (or 105 days if the SEC reviews and has comments to such Form S-3 that would require the filing of a pre-effective amendment) after the closing of the offering or (ii) the third business day after we are notified by the SEC that the Form S-3 will not be reviewed or will not be subject to further review.

In the event that (i) we fail to file, obtain or maintain effectiveness of such registration statement as required by the Registration Rights Agreement, or (ii) the registration statement is not effective or the prospectus contained therein is not available for use for any reason, and the investors are unable to sell the registrable securities without restriction under Rule 144 due to our deficiency in our reporting obligations, we may be subject to damages in the amount of 1.5% of the aggregate purchase price paid by the investors in the offering on the date of any of the foregoing failures by us and every 30-day anniversary of such failure(s). Such damages is not exclusive remedy and will accrue until such failure is cured or the public information is no longer required pursuant to Rule 144 in the case of (ii). The Registration Rights Agreement also contains a customary piggyback registration right.

PLAN OF DISTRIBUTION

Placement Agent Agreement

We have entered into a Placement Agency Agreement (the “Placement Agent Agreement”), dated as of February 8, 2021, with FT Global Capital, Inc. (“FT Global Capital”), pursuant to which FT Global Capital agreed to act as our exclusive placement agent in connection with this offering. The Placement Agent Agreement with FT Global Capital was attached as Exhibit 10.3 to a Current Report on Form 8-K filed February 9, 2021.

The placement agent is not purchasing any units offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the units, but the placement agent has agreed to use its best efforts to arrange for direct sale of all of the securities in this offering. There is no requirement that any minimum number of securities or dollar amount of units be sold in this offering and there can be no assurance that we will sell all or any of the units being offered. Therefore, we will enter into a purchase agreement directly with each investor in connection with this offering and we may not sell the entire amount of units offered pursuant to this prospectus supplement. We have agreed to indemnify the placement agent and investors against liabilities under the Securities Act and to contribute to payments that the placement agent may be required to make in respect of such liabilities. FT Global Capital is also acting as the placement agent for the private placement transaction in which we will issue to the same investors the Series A-1 Warrants to purchase up to 4,469,988 shares of our common stock.

We entered into a Securities Purchase Agreement, dated as of February 8, 2021, with certain institutional investors purchasing the units being offered hereby. The form of the Securities Purchase Agreement is included as an exhibit to our Current Report on Form 8-K filed with the SEC in connection with this offering. The closing of this offering will take place on or around February 10, 2021, and the following will occur:

●	we will receive funds in the amount of the aggregate purchase price;

●	the placement agent will receive the placement agent fees and the Placement Agent Warrants in accordance with the terms of the Placement Agent Agreement; and

●	we will deliver the Shares and the Investors Warrants to the investors.

We have also agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the investors as well as under certain other circumstances described in the Securities Purchase Agreement.

In connection with the registered direct offering, the Placement Agent may distribute this prospectus supplement and the accompanying prospectus electronically.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent. Under these rules and regulations, the placement agent: (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Placement Agent Fees

In exchange for the placement agent services, we have agreed to pay the placement agent upon the closing of this offering a cash fee equal to 6% of the aggregate purchase price of the units sold under this prospectus supplement and accompanying prospectus. In addition, we agreed to pay additional compensation in the form of warrants (the Placement Agent Warrants) to purchase that number of shares which equals 5% of the aggregate number of Shares included in the units sold in this offering at an exercise price of $9.204 per share. Under the Placement Agent Agreement, the placement agent is also entitled to additional tail compensation for any financings consummated within the twelve (12) month period following the expiration of the Placement Agent Agreement to the extent that such financing is provided to us by investors that the Placement Agent had introduced to us. The Placement Agent Warrants issuable to the placement agent shall generally be on the same terms and conditions as the Investors Warrants, provided that the Placement Agent Warrants will not provide for certain anti-dilution protections included in the Investors Warrants in accordance with FINRA Rule 5110. The Placement Agent Warrants and the shares of common stock underlying the Placement Agent Warrants have not been registered and are being offered in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. In addition, we have agreed to reimburse the Placement Agent for all travel, due diligence, legal or related expenses, up to $80,000 in the aggregate.

Pursuant to FINRA Rule 5110(e), with limited exceptions, neither the Placement Agent Warrants nor any shares issued upon exercise of the Placement Agent Warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering.

We have agreed to indemnify the placement agent and the investors against liabilities under the Securities Act and to contribute to payments that the placement agent may be required to make in respect of such liabilities. We have set aside an additional $500,000 in escrow to fund our indemnification obligations to the placement agent in addition to the escrow amount we have placed in connection with the registered direct offering that closed on December 10, 2020.

The following table shows the per unit and total placement agent fees we will pay to the placement agent in connection with the sale of units offered hereby assuming the purchase of all of the units being offered:

	Per Unit	Total
Aggregate Offering Price of Units	$7.83	$70,000,012.00
Placement Agent Fees*	$0.47	$4,200,000.72

*	Exclude any Placement Agent Warrants

Because there is no minimum offering amount in this offering, the actual total placement agent fees are not presently determinable and may be substantially less than the maximum amount set forth above.

We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees, will be approximately $0.31 million, which include legal costs, various other fees and reimbursement of the placement agent’s expenses. At the closing, our transfer agent will credit the Shares to the respective accounts of the investors. We will mail the Warrants directly to the investors at their respective addresses set forth in the Securities Purchase Agreement.

The foregoing does not purport to be a complete description of the terms and conditions of the Placement Agent Agreement and the Securities Purchase Agreement. Copies of the each have previously been included as exhibits to our Current Report on Form 8-K that has been filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corporation, 2901 N Dallas Parkway, Suite 380, Plano, Texas 75093 and its telephone number is (469) 633-0101.

Listing

Our common stock is traded on the NASDAQ Capital Market under the symbol “CBAT.”

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sherman & Howard L.L.C. Certain other legal matters will be passed upon for us by Bevilacqua PLLC. Bevilacqua PLLC may rely upon Sherman & Howard L.L.C. with respect to matters of Nevada law. Schiff Hardin LLP, Washington, DC, is representing the placement agent in this offering.

EXPERTS

The consolidated financial statements of CBAK Energy Technology, Inc. for the years ended December 31, 2019 and 2018 have been incorporated by reference in this prospectus supplement and the accompanying prospectus and have been audited by the accounting firm of Centurion ZD CPA & Co., an independent registered public accounting firm, as indicated in their report thereon dated May 14, 2020, which is incorporated by reference herein in reliance upon such firm’s authority as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on May 14, 2020;

●	Our Quarterly Reports on Form 10-Q filed on July 2, 2020, August 14, 2020 and November 16, 2020;

●	Our Current Reports on Form 8-K filed on May 15, 2020, June 12, 2020, June 16, 2020, July 10, 2020, July 14, 2020, August 4, 2020, October 16, 2020, November 17, 2020, December 9, 2020, December 11, 2020, December 23, 2020, January 22, 2021 and February 9, 2021;

●	Our Definitive Proxy Statement on Schedule 14A and Definitive Additional Materials on Schedule 14A filed on October 29, 2020;

●	The description of our common stock contained in our registration statement on Form 8-A filed on June 6, 2006 pursuant to Section 12(b) of the Exchange Act, including any amendment or reports filed hereafter for the purpose of updating such description; and

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: CBAK Energy Technology, Inc., BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, Liaoning Province, People’s Republic of China 116450, and telephone number (+86)(411)3918-5985.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333-250893) under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which constitute a part of our registration statement on Form S-3, omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC maintains an Internet site that contains reports, information statements and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

Additionally, we make these filings available, free of charge, on our website at http://www.cbak.com.cn as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus supplement and is not incorporated by reference into this document.

PRELIMINARY PROSPECTUS

CBAK ENERGY TECHNOLOGY, INC.

$200,000,000

Common Stock

Debt Securities

Warrants

Units

We may offer, issue and sell from time to time our shares of Common Stock, par value $0.001 per share, debt securities, warrants, or units up to $200,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. We may sell any combination of these securities in one or more offerings.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “CBAT.” On November 20, 2020, the last reported per share sale price of our Common Stock was $7.99.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 3 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and in the documents incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 3, 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000 (or its equivalent in foreign or composite currencies).

This prospectus provides you with a general description of the securities that may be offered. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and the “Company” in this prospectus each refer to CBAK Energy Technology, Inc. and its consolidated subsidiaries.

CBAK ENERGY TECHNOLOGY, INC.

The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus and the other information incorporated by reference into this prospectus.

Our Business

We are a manufacturer of new energy high power lithium batteries that are mainly used in electric vehicles, light electric vehicles, electric tools, energy storage, uninterruptible power supply (UPS) and other high-power applications. The use of new materials has enabled the configuration of high-power lithium battery cells to contain much higher energy density and higher voltage, and to have a long-life cycle and shorter charge time than other types of lithium-based batteries.

We currently conduct our business through various operating subsidiaries located in China. We acquired most of the operating assets, including customers, employees, patents and technologies of our former subsidiary, BAK International (Tianjin) Ltd. Such assets were acquired in exchange for a reduction in accounts receivable from our former subsidiaries that were disposed in June 2014. We currently are equipped with complete production equipment which can fulfill most of our customers’ needs.

We generated revenues of $22.2 million and $24.4 million for the fiscal years ended December 31, 2019 and 2018, respectively, and revenues of $22.1 million and $17.5 million for the nine months ended September 30, 2020 and 2019, respectively. We had a net loss of $10.9 million and $2.0 million for the fiscal years ended December 31, 2019 and December 31, 2018, respectively, and had a net loss of $3.5 million and $6.9 million for the nine months ended September 30, 2020 and 2019, respectively. As of December 31, 2019, we had an accumulated deficit of $176.2 million and net assets of $13.7 million. As of September 30, 2020, we had an accumulated deficit of $179.7 million and net assets of $17.0 million. We had a working capital deficiency and accumulated deficit from recurring net losses and short-term debt obligations maturing in less than one year as of September 30, 2020.

Although the COVID-19 pandemic has caused disruptions to our operations, it has had limited adverse impacts on our operating results. Our revenue grew by $4.6 million, or 26% for the nine months ended September 30, 2020, compared to the same period of 2019, and our gross profit grew by $1.5 million, or 694% for the nine months ended September 30, 2020 compared to the same period of 2019.

On June 23, 2020, our wholly-owned Hong Kong subsidiary, China BAK Asia Holdings Limited, entered into a framework investment agreement with Jiangsu Gaochun Economic Development Zone Development Group Company (“Gaochun EDZ”), pursuant to which we intend to develop certain lithium battery projects that aim to have a production capacity of approximately 8Gwh. Gaochun EDZ has agreed to provide various support to facilitate the development and operation of the projects. On September 24, 2020, our wholly-owned Hong Kong subsidiary, BAK Asia Investments Limited, entered into another framework investment agreement with Gaochun EDZ, under which we intend to develop light electric vehicle projects. As of mid-November 2020, we have received a RMB20 million (approximately $2.9 million) subsidy from Gaochun EDZ.

We report financial and operational information in one segment. Management, including the chief operating decision maker, reviews operating results solely by monthly revenue of li-ion rechargeable batteries (but not by sub product type or geographic area).

Corporate Information

CBAK Energy Technology, Inc. (formerly known as China BAK Battery, Inc.) is a corporation formed in the State of Nevada on October 4, 1999 as Medina Copy, Inc. The Company changed its name to Medina Coffee, Inc. on October 6, 1999 and subsequently changed its name to China BAK Battery, Inc. on February 14, 2005.

The shares of the Company traded in the over-the-counter market through the Over-the-Counter Bulletin Board from 2005 until May 31, 2006, the date when the Company obtained approval to list its Common Stock on the Nasdaq Global Market, and trading commenced that same date under the symbol “CBAK.”

Effective January 16, 2017, the Company changed its name to CBAK Energy Technology, Inc. Effective November 30, 2018, the trading symbol for the Common Stock of the Company was changed from CBAK to CBAT. Effective June 21, 2019, the Company’s Common Stock started trading on the Nasdaq Capital Market.

The Company’s mailing address and principal place of business are located at BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, Liaoning Province, People’s Republic of China 116450, and the Company’s telephone number at that address is (+86)(411)3918-5985. The Company’s website address is http://www.cbak.com.cn. Information on our website is not incorporated by reference into this prospectus, any prospectus supplement or into any information incorporated herein by reference. You should not consider information on our website to be part of this prospectus, prospectus supplement or any information incorporated by reference herein.

RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our Common Stock to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and our subsequent quarterly reports on Form 10-Q filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us under this prospectus to fund the growth of our business, primarily working capital, and for general corporate purposes.

We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF CAPITAL STOCK

 The following describes our capital stock and summarizes the material provisions of our articles of incorporation and amendments thereto and amended and restated bylaws, which is based upon, and is qualified by reference to, our articles of incorporation and amendments thereto, amended and restated bylaws and the applicable provisions of Nevada law. This summary does not purport to be complete. You should read our articles of incorporation and amendments thereto and amended and restated bylaws which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Common Stock

The Company is authorized to issue up to 500,000,000 shares of Common Stock, with par value $0.001 per share. The Common Stock may be issued from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration fixed is not less than par value. As of November 18, 2020, there were 66,467,285 shares of Common Stock issued and outstanding.

Voting Rights and No Preemptive Rights

Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters coming before the stockholders for a vote. Our articles of incorporation do not permit cumulative voting for the election of directors. Likewise, our articles of incorporation do not vary the size of the vote necessary for the stockholders to act on various matters from the size of the vote required by Nevada law, which means, unless a different vote is required by express provisions of Nevada law, an action by the stockholders on a matter other than the election of directors shall be approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. The directors of a Nevada corporation are elected at the annual meeting of the stockholders by a plurality of the votes cast at the election. Stockholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock.

Dividends

The holders of shares of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend or otherwise authorized any cash or other distribution with respect to the shares of our Common Stock and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into dollars or other hard currency and other regulatory restrictions.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

Fully Paid and Nonassessable

All of the issued and outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our Common Stock are issued, the relative interests of existing stockholders will be diluted.

Anti-takeover Effects of Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain certain provisions that may have the effect of entrenching our existing board members, delaying, deferring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors. These provisions include:

●	Special Meetings of Stockholders — Our articles of incorporation provide that special meetings of the stockholders can only be called by our president or any other executive officer, or the board of directors, or any member thereof, the record holder or holders of at least 10% of all shares entitled to vote at the meeting, and our bylaws provide that a special meeting will be called by the president or secretary at the written request of our stockholders holding not less than 30% of all the shares issued, outstanding and entitled to vote.

●	Advance Notice Procedures — At an annual meeting, our stockholders elect a board of directors and transact such other business as may properly be brought before the meeting. By contrast, at a special meeting, our stockholders may transact only the business for the purposes specified in the notice of the meeting unless all of our stockholders entitled to vote are present at the special meeting and consent.

●	Contracts and Transactions with Interested Directors — We may enter into a contract or a transaction with an entity in which our directors or officers have a financial or other interest as long as such relationship has been disclosed to, or is known by, our board of directors, or is otherwise fair to the Company at the time it is authorized or approved.

●	Amendment of Bylaws — Our Bylaws may be amended by our board of directors alone.

●	Authorized but Unissued Shares — Our board of directors may cause us to issue our authorized but unissued shares of Common Stock in the future without stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock could render more difficult or discourage an attempt to obtain control of a majority of our Common Stock by means of a proxy contest, tender offer, merger or otherwise.

Anti-Takeover Effects of Nevada Law

Nevada Business Combination Statute

We are subject to the “business combination” provisions of Sections 78.411 to 78.444 of the Nevada Revised Statutes. In general, such provisions prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the combination is later approved by a majority of the voting power held by disinterested stockholders; or (d) if the consideration to be paid by the interested stockholder is at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, or (ii) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” or any affiliate or associate of an interested stockholder having: (a) an aggregate market value equal to more than 5% of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the corporation, and (c) more than 10% of the earning power or net income of the corporation.

An “interested stockholder” is generally defined to mean a beneficial owner of at least 10% of the outstanding voting power or an affiliate or associate of the corporation that has been a 10% beneficial owner within the preceding 2 years. The statutes could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Acquisition of Controlling Interest Statute

Nevada’s Acquisition of Controlling Interest Statute (NRS Sections 78.378-78.3793) applies only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, which conduct business directly or indirectly in Nevada and whose articles of incorporation or bylaws in effect 10 days following the acquisition of a controlling interest by an acquiror do not prohibit its application. As of the date of this prospectus, we do not believe we have 100 stockholders of record who are residents of Nevada, although there can be no assurance that in the future the acquisition of controlling interest statutes will not apply to us.

Nevada’s Acquisition of Controlling Interest Statute, prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s stockholders. The statute specifies three thresholds that constitute a controlling interest: (a) at least one-fifth but less than one-third; (b) at least one-third but less than a majority; and (c) a majority or more, of the outstanding voting power. Once an acquiror crosses one of these thresholds, shares which it acquired in the transaction exceeding the threshold (or within ninety days preceding the date thereof) become “control shares” which could be deprived of the right to vote until a majority of the disinterested stockholders restore that right.

A special stockholders meeting may be called at the request of the acquiror to consider the voting rights of the acquiror’s shares. If the acquiror requests a special meeting and gives an undertaking to pay the expenses of said meeting, then the meeting must take place no earlier than 30 days (unless the acquiror requests that the meeting be held sooner) and no more than 50 days (unless the acquiror agrees to a later date) after the delivery by the acquiror to the corporation of an information statement which sets forth the range of voting power that the acquiror has acquired or proposes to acquire and certain other information concerning the acquiror and the proposed control share acquisition.

If no such request for a stockholders meeting is made, consideration of the voting rights of the acquiror’s shares must be taken at the next special or annual stockholders meeting. If the stockholders fail to restore voting rights to the acquiror, or if the acquiror fails to timely deliver an information statement to the corporation, then the corporation may, if so provided in its articles of incorporation or bylaws, call certain of the acquiror’s shares for redemption at the average price paid for the control shares by the acquiror.

In the event the stockholders restore full voting rights to a holder of control shares that owns a majority of the voting stock, then all other stockholders who do not vote in favor of restoring voting rights to the control shares may demand payment for the “fair value” of their shares as determined by a court in dissenters rights proceeding pursuant to Chapter 92A of the Nevada Revised Statutes.

Listing

Our Common Stock is listed on Nasdaq Capital Market under the symbol “CBAT.”

Transfer Agent

Our transfer agent is Securities Transfer Corporation, 2901 N Dallas Parkway, Suite 380, Plano, Texas 75093.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that we may offer will be issued under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

●	the title and authorized denominations of the series of debt securities;

●	any limit on the aggregate principal amount of the series of debt securities;

●	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

●	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

●	the price or prices at which the debt securities will be issued;

●	the date or dates on which principal is payable;

●	the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

●	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	our rights or obligations to redeem or purchase the debt securities;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

●	the currency or currencies of payment of principal or interest;

●	the terms applicable to any debt securities issued at a discount from their stated principal amount;

●	the terms, if any, under which any debt securities will rank junior to any of our other debt;

●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

●	the provisions, if any, relating to any collateral provided for the debt securities;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

●	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

●	the nature and terms of any security for any secured debt securities; and

●	any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other secured/unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities being registered in this registration statement, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

●	failure to pay interest for 30 days after the date payment is due and payable;

●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

●	failure to make sinking fund payments when due;

●	failure to perform other covenants for 60 days after notice that performance was required;

●	events in bankruptcy, insolvency or reorganization relating to us; or

●	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities. The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;

●	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

●	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

●	the trustee has not instituted the action within 60 days of the request; and

●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for such registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

●	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

●	ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

●	in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

●	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

●	evidence the assumption by a successor corporation of our obligations;

●	add covenants for the protection of the holders of debt securities;

●	add any additional events of default;

●	cure any ambiguity or correct any inconsistency or defect in the indenture;

●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

●	establish the forms or terms of debt securities of any series;

●	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;

●	reduce the principal amount or premium, if any;

●	reduce the rate or extend the time of payment of interest;

●	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

●	change the currency in which the principal, premium or interest, if any, is payable;

●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

●	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

●	impair the right to institute suit for the enforcement of any payment on any debt security when due;

●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

●	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a non-consenting holder; or

●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

●	would not conflict with any rule of law or with the relevant indenture;

●	would not be unduly prejudicial to the rights of another holder of the debt securities; and

●	would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any debt security thereunder, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our Common Stock and/or debt securities in one or more series. We may issue warrants independently or together with our Common Stock and/or debt securities, and the warrants may be attached to or traded separate and apart from these securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement. The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

●	the title of the warrants;

●	the offering price or prices of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

●	the date, if any, on and after which such warrants and the related securities, if any, will be transferable separately;

●	the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

●	any material risk factors, if any, relating to such warrants;

●	the identity of any warrant agent; and

●	any other material terms of the warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities. Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors, including through privately negotiated transactions, a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through underwriters or dealers;

●	in “at the market” offerings, within the meaning of the Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through a combination of any such methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the names and addresses of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale, if any;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased. Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us, or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts allowed or commissions paid, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any person who may be deemed to be an underwriter will be identified, and the compensation received from us will be described, in the prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority limitations.

Underwriters and agents may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make relating to these liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our Common Stock, which is listed on the Nasdaq Capital Market. Any Common Stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

The aggregate proceeds to us from the sale of our Common Stock will be the purchase price of our Common Stock less discounts or commissions, if any. We reserve the right to accept and, together with our agents from time to time, to reject, in whole or in part, any proposed purchase of our Common Stock to be made directly or through agents.

To facilitate the offering of the Common Stock offered by us, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, the validity of any securities offered pursuant to this prospectus will be passed upon by Sherman & Howard L.L.C. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of CBAK Energy Technology, Inc. for the years ended December 31, 2019 and 2018,  incorporated by reference in this prospectus and the registration statement of which the prospectus is a part, have been audited by the independent registered public accounting firm Centurion ZD CPA & Co., as set forth in its report thereon, incorporated by reference elsewhere herein, and are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on May 14, 2020;

●	Our Quarterly Reports on Form 10-Q filed on July 2, 2020, August 14, 2020 and November 16, 2020;

●	Our Current Reports on Form 8-K filed on May 15, 2020, June 12, 2020, June 16, 2020, July 10, 2020, July 14, 2020, August 4, 2020, October 16, 2020, November 17, 2020, December 9, 2020, December 11, 2020, December 23, 2020, January 22, 2021 and February 9, 2021;

●	Our Definitive Proxy Statement on Schedule 14A and Definitive Additional Materials on Schedule 14A filed on October 29, 2020;

●	The description of our common stock contained in our registration statement on Form 8-A filed on June 6, 2006 pursuant to Section 12(b) of the Exchange Act, including any amendment or reports filed hereafter for the purpose of updating such description; and

●	All documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: CBAK Energy Technology, Inc., BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, Liaoning Province, People’s Republic of China 116450, and telephone number (+86)(411)3918-5985.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We file annual, quarterly and current reports and other information with the SEC.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Additionally, we make these filings available, free of charge, on our website at http://www.cbak.com.cn as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.